Exhibit 28 (a) (2) under Form N-1A

Exhibit 3 (i) under Item 601/Reg. S-K

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.       Name of Statutory Trust: Federated ETF Trust.

2.       The Certificate of Trust is hereby amended as follows:

The name of the statutory trust is amended to:

“Federated Hermes ETF Trust” (the “Trust”).

The Trustee of the Trust is now J. Christopher Donahue. Accordingly, the second Article of the Certificate of Trust shall be deleted in its entirety and replaced with the following:

“The name and business address of the trustee of the Trust is:

J. Christopher Donahue

Federated Hermes ETF Trust

4000 Ericsson Drive

Warrendale, PA 15086-7561.”

3. This Certificate of Amendment shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 7th day of December, 2021.

By: /s/ J. Christopher Donahue

Trustee

Name: J. Christopher Donahue

Typed or Printed